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                                                                   Exhibit 10.33

[IBM LOGO]

DEVELOPER MARKETING PARTNERSHIPS

                         SOFTWARE REMARKETING AGREEMENT

This is a Software Remarketing Agreement ("SRA") between BackWeb Technologies, Inc. ("you") and International Business Machines Corporation ("IBM") dated December 27, 2001 . The complete Agreement between the parties consists of this SRA and the following Attachments and Exhibits:

[x]   Exhibit A - Your End User License
[x]   Exhibit B- Your Price List
[x]   Exhibit C- Support Service Level Agreement
[x]   Exhibit D- Platform Requirements

If there is a conflict among the terms of this SRA and any of its Attachments, the terms of the SRA prevail unless the Attachment expressly indicates that particular terms within the Attachment prevail.

The following are related agreements between the parties that remain in full force and effect and remain unmodified by this SRA unless expressly stated herein.

[x]   Confidential Disclosure Agreement No.  4997RL1817

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter hereof. Both parties accept the terms of this Agreement and identified Attachments and Exhibits by signing below. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a writing signed by both parties.

AGREED TO:                                        AGREED TO:
International Business Machines Corporation       BackWeb Technologies, Inc.


By:  /S/ JON REGITSKY                             By:  /S/ EREZ LORBER
    ---------------------------------                 ---------------------------------


Jon E. Regitsky                                   Erez Lorber
-------------------------------------             -------------------------------------
Print Name                                        Print Name

Program Director, Global DMP                      Vice President - Business Development
-------------------------------------             -------------------------------------
Print Title                                       Print Title

    12-31-2001                                         12-27-2001
-------------------------------------             -------------------------------------
Date                                              Date

Any notice required or permitted under this Agreement will be sent to the representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt, facsimile receipt confirmation sheet.) Each party will notify the other if their representative changes.

IBM's Representative:                             Your Representative:
International Business Machines Corporation       BackWeb Technologies, Inc.
3200 Windy Hill Road                              2077 Gateway Place, Suite 500
Atlanta, GA 30339 - WG9A                          San Jose, CA 95110
Attention: Joseph Jackson, 770-835-9631           Attention: Dan Kuwatani, 408-933-1785

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1. DEFINITIONS

Capitalized terms in this Agreement have the following meanings:

CODE is computer programming code including both Object Code and Source Code:
a) OBJECT CODE is computer programming code in substantially binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly.
b) SOURCE CODE is computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code and all "Error" corrections and "Enhancements." Source Code does not include Object Code.

ENHANCEMENTS are changes or additions to the Products:
a) BASIC ENHANCEMENTS are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices, and correct Errors.
b) MAJOR ENHANCEMENTS provide substantial additional value and are normally offered to customers for an additional charge (e.g., upgrades).

ERROR is a) any mistake, problem or defect that causes a Product to malfunction or fail to meet its specifications; or b) any incorrect or incomplete statement or diagram in the related documentation that causes a Product to be materially inaccurate or inadequate.

IBM REVENUE is the revenue (excluding local taxes) due IBM from its customers and/or business partners, for Products and/or Services from the effective date of this Agreement.

MARKETING MATERIALS are Product brochures, manuals, technical specification sheets, demonstration presentations, and other marketing sales literature provided by you to IBM for IBM's use in performance of marketing activities. IBM's use of Marketing Materials may include transmission of them through electronic marketing services.

NEW PRODUCTS include a) all Major Enhancements to your Products; or b) any of your other software products that render your existing Products down level or obsolete, and which you make generally available in the marketing territory.

PRODUCTS are your computer programs in Object Code form, including documentation, related materials, maintenance modifications, Basic Enhancements and any security devices or "locks" that are listed in this Agreement.

PRODUCT SUPPORT is the Service provided when a customer identifies a possible Error. There are three levels:
a) LEVEL 1 is the Service provided in response to the customer's initial contact identifying an Error.
b) LEVEL 2 is the Service provided to reproduce and attempt to isolate the Error, or to find that the Service provider cannot reproduce the Error.
c) LEVEL 3 is the Service provided to isolate the Error at the component level of the Products. The Service provider distributes the Error correction or circumvention, or gives notice if no correction or circumvention is found.

SERVICES are activities associated with the Products, such as Product Support. Services includes all three levels of Product Support unless stated otherwise.

INTERNATIONALIZATION shall mean that a Product has the ability to implement national functions and the facility to be translated to other languages. This includes three (3) categories which correspond to characteristics of various languages: (a) single byte character set (SBCS), left-to-right languages (U.S. English, German, Greek, etc.); (b) single byte bi-directional languages (Hebrew, Arabic); and (c) double byte character set (DBCS) or multi-byte character set
(MBCS) languages (Japanese, Korean, simplified and traditional Chinese). The Products shall avoid hardcoding language dependent codepages and character sets.

NATIONAL LANGUAGE SUPPORT (NLS) shall mean that the Products have the ability to enter, store, process, retrieve, distribute, display and print character data in the foreign language of choice. NLS includes Internationalization characteristics.


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2.  TERRITORY

The territory for this Agreement shall consist of all the countries in the world in which IBM is directly or indirectly conducting business ("Territory").

3.  LICENSE GRANTS

3.1 To enable IBM to effectively market your Products and Services to customers, you grant IBM the non-exclusive right and license to use, copy, translate, reproduce, display, perform, market and distribute, in any medium or distribution technology whatsoever, whether known or unknown, the Products, Services, trademarks and trade names, and associated Marketing Materials, to customers. This license grant allows IBM to resell and distribute your Products, Services and Marketing Materials to customers under the terms of your end user license agreement ("End User License"), demonstrate the Products, allow customers to evaluate them free of charge (limited to 90 days of trial use), promote the Products, train IBM employees on the Products, and in some cases provide Product Support or additional services for the Products. Each time IBM sells a Product to a customer, IBM will pay you a royalty in accordance with the terms stated in this Agreement.

3.2 In certain situations or in certain geographies it may be advantageous to allow IBM to provide the Products and Services to customers under an IBM end user license agreement. In such situations, IBM will, on a case-by-case basis, obtain your authorization to sublicense the Products to customers under the terms of an IBM end user license agreement. IBM is responsible for all licensing terms offered to its customers when IBM sublicenses the Products under its end user license. Hereafter, every reference in this Agreement regarding IBM's right to license the Products shall also include IBM's right to sublicense the Products.

3.3 You acknowledge that licensees of the Products or of other software programs licensed by you ("Other Programs"), whether obtained from IBM, you or a third party, may retain IBM to perform outsourcing services on their behalf. Notwithstanding any other provision of this Agreement or of any license agreement, when IBM provides outsourcing services to licensees of the Products or Other Programs, you will permit IBM to access, use, and/or take assignment of the licensee's license to such Products or Other Programs, without IBM or the licensee being required to acquire additional licenses or incur a fee. In addition, IBM and the licensee will not owe you a fee to transfer the applicable Products or Other Programs to an IBM or third party computer system which is of like configuration as the computer system for which the Products were licensed. The Products will be used only on behalf of the licensee. Upon expiration or termination of the agreement to provide outsourcing services to the licensee, IBM's right to use the Products or Other Programs will terminate and the licenses will revert to the licensee or another outsourcing firm designated by the licensee.

3.4 IBM customers may include agencies or other units of a government, or third parties under contract with a government ("Public Sector"). In the event a Public Sector customer requires modifications to your End User License Agreement, you agree to negotiate in good faith such requested modifications with IBM and the Public Sector customer, including the possibility of authorizing IBM to become the licensor of the Products.

3.5 A derivative work is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner(s) of the underlying work ("Derivative Work"). A Derivative Work is subject to the ownership rights and licenses of a party or of others in the underlying work. To further enhance IBM's ability to market the Products and Services, you hereby grant to IBM a worldwide, non-exclusive right and license to prepare Derivative Works of the Products. The right and license to prepare Derivative Works includes the ability for IBM to make, have made, use, have used, execute, reproduce, display, perform, prepare and distribute Derivative Works based on the Products in any medium or distribution technology whatsoever, whether known or unknown. IBM has all right, title and interest (including ownership of copyright) in such Derivative Works prepared by or on behalf of IBM. IBM will not owe you any additional payments for this Derivative Works license, however IBM will pay you the royalty stated in this Agreement each time it distributes a Derivative Work that contains the copyrighted portion of your Code. You are not responsible for support of the Derivative Works or their associated maintenance.

3.6 You hereby grant IBM the worldwide, non-exclusive right and license to use the Products for internal productive use at the IBM Rate specified herein. This license grant includes the ability for IBM to: (a) use, store, transmit, execute, display or merge the Products with a computer system; (b) use the documentation provided with the Products in support of the use of the Products; and (c) make a copy of the Products and documentation for archival purposes. IBM's internal use of the Products shall be governed by the terms of this Agreement; the terms of your end user license agreement are specifically excluded.

3.7 Except for the internal use license granted to IBM in this Section, IBM may perform any of its rights, licenses and obligations under this Agreement through subsidiaries, authorized subcontractors, and other companies affiliated with IBM, such as IBM Business Partners. The use of such entities by IBM does not relieve it of its obligations under this Agreement. This Agreement does not grant IBM or any such entities any ownership to any of the copyright rights in the Products.

4.  YOUR RESPONSIBILITIES


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4.1 LICENSE AGREEMENT: Except in sublicensing situations, IBM will license the
Products to customers under the terms of your End User License. If your End User License requires the customer's signature, IBM will not be responsible for obtaining the required signature, but you agree to modify your End User License to provide that either i) execution of the End User License by the customer or
ii) use of the Product by the customer, will constitute agreement with the terms and conditions contained in the End User License. You may also use other means (such as providing the customer with a Product "password/key" to "unlock the software"), which indicates customer agreement with the terms and conditions contained in the End User License. In any event, IBM will not be responsible for obtaining the customer's signature on your End User License, nor will IBM be responsible for otherwise ensuring that the customer demonstrates agreement with the End User License terms and condition. IBM is not a party to your License and does not assume any obligation for violations of it. You agree to modify your License, if necessary, to comply with the terms and conditions of this Agreement. In the event IBM reasonably requests that you modify your License to comply with the law, state commercial terms, and/or ordering and payment terms of a country in the Territory, you agree to 1) consider such a request on a timely basis and 2) not unreasonably withhold your consent to such changes. In addition, you agree to provide a reasonable number of copies of your License to IBM at no additional charge when reasonably requested by IBM.

4.2 IBM APPLICATION FRAMEWORK FOR E-BUSINESS: You agree to use commercially reasonable efforts to integrate and optimize your Products on IBM's Application Framework for e-Business, an open, multi-vendor approach to building and deploying e-Business applications.

4.3 DELIVERY: You agree to deliver the Products specified by IBM in an order, and will use your best efforts to meet IBM's requested delivery dates and quantities. You will include a copy of your License with each Product before you ship it to IBM's customer. It must be packaged so the customer can review it before use of the Product. You will notify IBM within 5 working days of your receipt of IBM's order if you cannot meet IBM's request, and will include a proposed delivery schedule that you agree to meet. IBM can accept your proposed delivery schedule or cancel the order without liability. If requested by IBM, you agree to electronically confirm to IBM within 1 working day the date your Products shipped to IBM's customers. You agree to ship to customer destination[*].

4.4 NEW PRODUCTS: You represent that the Products available to IBM under this Agreement are always the most current release or version that is available to your customers. If you make New Products available to your customers, IBM may offer such New Products to its customers under the terms of this Agreement. You will give IBM at least [*] months notice prior to withdrawing any Product (including any version) from marketing or support.

4.5 PRODUCT RETURNS: In the event a customer returns a Product to IBM within 90 days of receipt for any reason whatsoever, and IBM refunds the customer for the amount paid for the Product, you agree that: [*].

4.6 MARKETING MATERIALS: You agree to provide to IBM at no additional charge, a reasonable number of copies of the Marketing Materials related to the Products. You authorize IBM to alter the Marketing Materials to indicate that IBM has the authority to market, price, license and provide services for the Products. You also agree to provide to IBM a reasonable number of copies of your Products for demonstration purposes, as provided for in this Agreement.

4.7 PRODUCT SUPPORT: You agree to offer warranty and Product Support Services to IBM customers that are at least as favorable as those you generally offer to your own customers for the Products. This offer shall be available to IBM customers during the term of this Agreement and for at least one year after delivery of each Product licensed to an IBM customer under your License. If a Product does not comply with its warranties, you agree [*] agree to provide assistance to IBM's end user support personnel during normal business hours.

4.8 ONGOING SUPPORT: When IBM offers Product Support for the Products to customers, you agree to provide Product Support for the Products to IBM so long as IBM continues to pay you a royalty for your Services, even if this Agreement has been terminated.

4.9 MARKET SUPPORT: You agree to provide the following market support services to IBM as reasonably requested during the term of this Agreement, at no additional charge. All of your personnel providing market support will have sufficient Product knowledge and skills to adequately perform the support services requested.

"   MARKETING EVENTS: [*]
"   TELEPHONE SUPPORT:[*].
"   PRE-SALES SUPPORT: [*]
"   TRAINING:  [*]



[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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6.5 CUSTOMER EDUCATION: You agree to provide IBM customers some form of education on your Products (examples include CBT, Redbooks and distance learning).

6.6 PLATFORM REQUIREMENTS: You will enable your Products as specified in the Exhibit entitled, "Platform Requirements." Periodic reviews will be held to determine if you are meeting the requirements.

6.7 PRODUCT TESTING AND CERTIFICATION: You agree to test the Product based upon a mutually agreed set of criteria and report your findings prior to making the Product generally available.

6.8 SECTION 508 COMPLIANCE: You agree to have your product conform to the U.S. Federal Government's Section 508 "Access" Specifications.

5.  IBM'S RESPONSIBILITIES

5.1 MARKETING ACTIVITIES: IBM will use reasonable efforts to develop and implement a market support plan for the Products. The market support plan may include, at IBM's sole discretion, the following marketing activities for the
Products:

"[*]
"[*];
"[*];
"[*].

5.2 OTHER ACTIVITIES: IBM is responsible for pricing, ordering and billing and accounts receivable activities related to the Products it sells to customers. IBM shall have full freedom and flexibility in pricing your Products and/or Services.

6.  ROYALTIES

6.1 IBM will pay you the royalty amount set forth in the following table ("IBM Rate") for each Product (including New Products, if applicable) and/or Service IBM sells to a customer. [*]

PRODUCT TYPE               PRODUCT NAME                     IBM RATE
---------------------------------------------------------------------------------------------
Products                   ProactivePortal Server (PPS)     [*] % of IBM Revenue for Products
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------


6.2 In the event IBM finds it necessary to offer a customer a special discount, IBM may request a lower IBM Rate for such transaction. If you agree to such lower IBM Rate, you will provide to IBM in writing (to include either electronic mail or a facsimile transmission) your approval to adjust the IBM Rate.

6.3 You agree to give IBM the benefit of any price decreases you offer for Products not yet purchased by customers from the date a price decrease becomes effective.

6.4 You agree to give IBM prior written notice of any changes to your list price for the Products. The parties will sign an amendment to this Agreement based on the same IBM Rate. The effective date of your price list would be the first day of the calendar quarter following IBM's receipt of your notice, but no sooner than [*] days after IBM's receipt of your notice.





[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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6.5 IBM has no payment obligation for Products used for the following purposes:

[x] marketing, demonstrations, customer evaluations and trial use;
[x] Product training and education;
[x] Product Support;
[x] backup and archival purposes;
[x] IBM's internal use for AIM and Lotus personnel selling BackWeb PPS;
[x] a licensed customer's installation and use of a second copy of the Products at home or on a mobile computer, provided the Products are not active on more than one machine at the same time;
[x] Basic Enhancements and Error corrections; or
[x] warranty replacement copies of the Products

7.  MOST FAVORED RESELLER

You agree not to charge IBM higher rates for the Products and/or Services than those you charge to others who have a substantially similar relationship with you. If, during the term of this Agreement you enter into an agreement with a third party for a relationship substantially similar to the one set forth herein with terms that are more advantageous to such third party than those specified in this Agreement, then you shall promptly notify IBM in writing. IBM shall have the right within 30 days after receiving your notification to substitute such different terms for those specified in this Agreement, effective as of the date of availability of such terms to the third party. You shall return to IBM any payments IBM made subsequent to such date which are in excess of the payments required under the substituted terms.

8.  WARRANTY

You represent and warrant on an ongoing basis that:

(a) you have sufficient rights to the Products (including associated marks and names) to grant IBM the rights specified in this Agreement, and to grant customers the rights specified in your End User License agreement;
(b) the Products conform to their published specifications and any written representations made by you to IBM or customers;
(c) the Products (including but not limited to Marketing Materials) do not infringe any patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any virus or other harmful code;
(d) at the time of signing this Agreement, you are not aware of any claims against you regarding the Products;
(e) you comply with any and all laws and/or regulations, including but not limited to, export laws and/or regulations regarding the classification of the Products; and distribution of encrypted code contained in the Products;
(f) the Products, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products; and
(g) where applicable, the Products are euro-ready such that they will correctly process, send, receive, present, store, and convert monetary data in the euro denomination, respecting the euro currency formatting conventions (including the euro symbol).

9.  INDEMNIFICATION

You will defend and indemnify IBM, its customers and its and their end users, if a third party makes a claim against them, whether actual or alleged, based on your breach of any of the warranties contained in Section 8, entitled "Warranty" and/or based on or related to your End User License. If an infringement claim of any type appears likely or is made against IBM or customers, about a Product, you will obtain the necessary rights for IBM, and customers to continue exercising all rights granted under this Agreement, or you will modify the Product or its name so that it is non-infringing, or replace it with a Product that is functionally equivalent. In addition to any remedies specified in this Agreement, IBM may pursue any other remedy it may have in law or in equity. You will pay any settlement amounts you authorize and all costs, damages and attorneys' fees that a court finally awards if IBM promptly provides you notice of the claim, and allows you to control and cooperates with you in the defense of the claim and settlement negotiations. IBM may participate in the proceedings at its option and expense.



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10.  LIMITATION OF LIABILITY

Except for claims arising under Section 9, entitled "Indemnification", neither party shall be liable to the other for any economic consequential damages (including lost profits or savings) or special, indirect or incidental damages, even if advised that they may occur. Except for claims arising under Section 9, entitled "Indemnification", each party's liability for any claim will be limited to the amounts due or paid by IBM under this Agreement.

11.  TERM AND TERMINATION

11.1 This Agreement shall be effective when signed by both parties and shall remain in effect three (3) years from the date of execution or until December 31, 2004. IBM will have the option for two (2) one-year renewals under the same terms and conditions.

11.2 IBM may terminate this Agreement for convenience on 90 days prior written notice to you after the first [*] months. In recognition of the initial costs associated with IBM's marketing efforts for your Products, you may not terminate this Agreement for convenience during the first [*] months after its execution. After the first [*] months you may terminate this Agreement for convenience with ninety (90) days prior written notice to IBM. The effective date of termination will be specified in such prior written notice.

11.3 Either party may terminate this Agreement if the other materially breaches its obligations. The termination must be by written notice specifically identifying the breach upon which it is based and will become effective ninety
(90) days after the notice, unless the breach is corrected during the ninety
(90) days.

11.4 At the end of the Agreement IBM will either pay you for, return to you, or destroy, any copies of the Products that IBM has in its inventory. IBM may continue marketing any Products in its inventory and distribution channels at the time of termination.

11.5 Any terms of this Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to respective successors and assignees. Except as otherwise provided for in a related agreement, upon termination of this Agreement, all rights and licenses granted by you to IBM shall cease, except IBM shall continue to have all necessary rights and licenses to perform the following activities: (a) IBM may sell, lease, license and distribute any inventory of Products, (b) IBM may continue to exercise the rights and licenses granted under this Agreement for up to six months after termination to fill customer orders IBM receives before the termination date, and (c) for as long as necessary to provide Product Support to IBM customers and (d) continue to use the Products for internal use. Any payment obligations by either party shall survive and continue. All rights and licenses granted to IBM's customers and to IBM for internal use shall survive and continue and shall in no way be affected by the termination of this Agreement.

12.  INFORMATION

All information exchanged under this Agreement is non-confidential. Neither party shall disclose the terms of this Agreement to any third party without the other party's prior written consent, except to the extent necessary to establish each party's rights hereunder, or, as required by applicable law or regulations. You agree not to issue press releases or other publicity regarding this Agreement or the relationship under it without IBM's prior written approval.

13.  TAXES

Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Products under this Agreement. Neither party is responsible for taxes that may be imposed on the other party. Situations may arise where governmental authorities require IBM to withhold from amounts payable to you. In such cases, IBM may withhold the amount of taxes due from payments to be made to you under this Agreement and remit the taxes withheld to the governmental authority. Upon request, IBM will provide you with documentation justifying the withholding amount. As a reseller of your Products, IBM is not required to pay you, and you agree not to charge IBM for, taxes for the Products that are sold by you to IBM in the Territory. IBM accepts responsibility for all taxes, customs and excise levies that may arise on intra-group transfers of the Product by and between members of the IBM group of companies.

[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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14. AUDIT

You may, not more than once each calendar year this Agreement is in effect and only on 90 days prior written notice, request access to relevant IBM records to a third party auditor, chosen and compensated by you for purposes of audit. Such third party auditor will report to both parties only the amounts overpaid or underpaid during the period examined. The audit will be conducted during normal business hours at IBM's office and in such a manner as not to interfere with IBM's normal business activities. The auditor will sign a confidentiality agreement. If audit uncovers an underpayment of 5% or more, IBM will make up any difference within 30 days.

15.  NATIONAL LANGUAGE SUPPORT AND DOUBLE BYTE CHARACTER SET (NLS/DBCS):


Should IBM directly or indirectly make or have made translations to the Products, You shall own all right, title and interest, including without limitation ownership of any copyrights in all such translations, in the event the cost associated with such translations is borne by IBM. During the term of the contract, IBM will have exclusive use of the translated materials.

BackWeb PPS, as currently exists, supports [*].

BackWeb agrees to evaluate currently non-supported languages as percentage of WS Portal Server installs increase.

16. TRANSLATION OF MACHINE READABLE INFORMATION ("MRI"): You agree that the MRI associated with your Products may be translated into the languages of the double-byte countries by IBM. In the event the cost of translation is borne by IBM, IBM shall own all right, title and interest, including without limitation ownership of any copyrights in all such translated MRI. MRI includes without limitation: error messages, screens, and help screens.

17. TRANSLATION OF PUBLICATIONS: You agree that publications associated with your Products may be translated into the languages of the double-byte countries by IBM. In the event the cost of translation is borne by IBM, IBM shall own all right, title and interest, including without limitation ownership of any copyrights in all such translated publications. The parties agree to negotiate in good faith the terms and conditions under which IBM may license the translated publications to you under a separate agreement. (See section 15 - Languages) In the event the Product is ported to a double-byte country, and IBM translates publications, IBM is entitled to receive and retain revenue from those engagements. IBM is not entitled to retain the intellectual capital.

18. PRIVACY

In the course of conducting its business, IBM collects and processes certain personal information about its customers, Business Partners, prospects, suppliers and other business contacts. This might include an individual's name, business or home address, telephone number, e-mail address, and other information about the individual. As a global company, IBM's business processes extend to more than one country and may result in worldwide processing and use of such personal data internally, and in appropriate circumstances, outside IBM. Subject to any rights and obligations of either party with respect to confidential information exchanged under the terms of a separate written confidentiality agreement between us, you agree that IBM may use and share such personal information within its enterprise and with other third parties in connection with this Agreement. You agree to fulfill legal requirements necessary to make such disclosures, use and transfer of such information lawful.

19.  GENERAL

19.1 Neither party guarantees the success of any marketing effort it engages in for the Products. Either party may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the other party's products or services. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement.

19.2 Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of IBM that IBM will market, sell, purchase, or license any Products under this Agreement.

19.3 You may only assign this Agreement to a Subsidiary or in connection with the sale of all or a substantial portion of your business. Any other attempted assignment is void.


[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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19.4 Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.

19.5 The parties are independent contractors. Personnel you supply are deemed your employees and are not for any purpose considered employees or agents of IBM. Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. This Agreement does not create any obligations for IBM in any way limiting or restricting the assignment of its employees. IBM and its employees are free to use any information, processing ideas, concepts or techniques disclosed in the Products for any purpose whatsoever, subject to your statutory patent and copyright rights.

19.6 The laws of New York govern this Agreement. The United Nations' Convention on Contracts for the International Sale of Goods does not apply.

EXHIBIT A - END USER LICENSE

                         BACKWEB SOFTWARE LICENSE TERMS



     BY CLICKING ON THE "YES" BUTTON OR OPENING THE PACKAGE FOR THE BACKWEB SOFTWARE PROGRAMS, YOU ("CUSTOMER") AGREE TO THE TERMS AND CONDITIONS SET FORTH BELOW (THE "AGREEMENT") FOR THE BACKWEB SOFTWARE PROGRAMS AND ASSOCIATED DOCUMENTATION (THE "PROGRAMS"). THIS IS THE ENTIRE AGREEMENT WITH RESPECT TO THE PROGRAMS AND ALL OTHER TERMS ARE REJECTED. IF YOU DO NOT AGREE TO THESE TERMS, PLEASE CLICK ON THE "NO" BUTTON OR, IF THE PACKAGE IS UNOPENED, RETURN THE BACKWEB SOFTWARE PRODUCT TO BACKWEB.


     YOU MAY BE REQUIRED TO OBTAIN A KEY OR CODE TO INITIATE OR CONTINUE USE OF A BACKWEB PRODUCT.


LICENSE: Customer shall have the right to use the Programs in the operating environment identified by BackWeb, either to the extent licensed and/or authorized by BackWeb or its distributor, or (b) if not specified, for a single user on a single computer. Customer may use the Programs solely for its own business processing operations. Customer may make one copy of each licensed Program for backup; rights to make additional copies, if any, may be specified in an ordering document or Program Use Certificate. No other copies shall be made without BackWeb's prior written consent. Customer shall not: (a) remove any product identification, copyright notices, or other notices or proprietary restrictions from Programs; (b) use Programs for commercial timesharing, rental, or service bureau use; (c) transfer, sell, assign or otherwise convey Programs to another party without BackWeb's prior written consent; or (d) cause or permit reverse engineering, disassembly, or decompilation of Programs.

OWNERSHIP OF PROGRAMS: Programs are the proprietary products of BackWeb and its suppliers and are protected by copyright and other intellectual property laws. Customer acquires only the right to use Programs and does not acquire any rights, express or implied, in Programs or media containing Programs other than those specified in this Agreement. BackWeb, or its licensor, shall at all times retain all rights, title, interest, including intellectual property rights, in Programs and media.

TECHNICAL SUPPORT: BackWeb support and maintenance for unmodified Programs is available for an annual fee and will be provided in accordance with BackWeb's standard support and maintenance policies and BackWeb's standard Software License and Services Agreement.

LIMITED WARRANTIES/EXCLUSIVE REMEDIES: BackWeb warrants that for 90 days from date of delivery to Customer that each unmodified Program will substantially perform functions described in documentation provided by BackWeb when operated on the designated computer and operating system. BackWeb does not warrant that:
Programs will meet Customer's requirements, Programs will operate in combinations Customer may select for use, operation of Programs will be uninterrupted or error-free, or all Program errors will be corrected. These warranties are exclusive and in lieu of all other warranties, whether express or implied, including implied warranties of merchantability or fitness for a particular purpose. If Customer reports an error in a Program within the 90-day period, BackWeb shall correct the Program errors that cause the breach of warranty or, if correction of the Programs is not commercially feasible, BackWeb shall replace the Programs with conforming Programs. THESE ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE TO STATE AND/OR FROM COUNTRY TO COUNTRY.

LIMITATION OF LIABILITY: BACKWEB SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR DATA USE, INCURRED BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF BACKWEB HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BACKWEB'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE FEES PAID BY CUSTOMER FOR THIS LICENSE.

RESTRICTED RIGHTS: The Programs are deemed to be "commercial computer software" and/or "commercial computer software documentation" pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, duplication, modification or disclosure by the United States Government is subject to the restrictions set forth in these clauses. Manufacturer is BackWeb Technologies, Ltd., P. O. Box 3581, Ramat-Gan, 52136 Israel.

EXPORT: Customer shall comply fully with all laws and regulations of the United States and other countries ("Export Laws") to assure that neither the Programs, nor any direct products thereof are (1) exported, directly or indirectly, in violation of Export Laws, or (2) are used for any purpose prohibited by Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation. BackWeb may audit Customer's use of the Programs. All terms of any Customer purchase order or other Customer ordering document shall be superseded by this Agreement.

GOVERNING LAW: The law governing this Agreement and all related actions shall be the law of the State of California, U.S.A.

3/28/02                                                 Agreement # 2001-NA-JJ10

EXHIBIT B - PRICE LIST FOR BACKWEB'S PROACTIVE PORTAL SERVER (PPS)

SRP FOR IBM [*]


Price includes Product,
Product Support and
Product Upgrades for one
year. One additional year
of support & upgrade -
add [*]%.
BACKWEB DISCOUNTED      PRICE
TIER PRICING           PER USER
         [*]             [*]
         [*]             [*]
         [*]             [*]
         [*]             [*]
         [*]             [*]
         [*]             [*]
        >[*]          REQUIRES
                       BACKWEB
                        QUOTE


MINIMUM ROYALTY REVENUE PER USER

# Users      Floor $/User
[*]                $[*]
[*]                $[*]
Over [*]           $[*]



[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


3/28/02                                                 AGREEMENT # 2001-NA-JJ10

EXHIBIT C - SUPPORT SERVICE LEVEL AGREEMENT




                                 [BACK WEB LOGO]






                            BACKWEB TECHNOLOGIES INC.

                    BackWeb Technical Support Services Policy








                           BY BACKWEB CUSTOMER SUPPORT

                                  JUNE 6, 2001

3/28/02                                                 AGREEMENT # 2001-NA-JJ10

GENERAL SUPPORT TERMS

BackWeb offers three different Technical Support packages, at varying rates. Support is provided for problems that are demonstrable in the applicable release of a BackWeb licensed product, running unaltered on an acceptable hardware and operating system configuration.

Technical Support services are normally provided over annual support periods. Initial-year annual Technical Support services for BackWeb products commence on the date of delivery of the BackWeb products, or if no delivery is required, commence on the effective date of the order for such product. Thereafter, Technical Support services may be renewed for successive annual periods of one year.

BackWeb notifies the Customer of renewal fees prior to the date for renewal of Technical Support services. Technical Support fees are due and payable annually in advance of commencement of the applicable Support Period. Failure to pay Technical Support fees will result in suspension of BackWeb Technical Support Services.

SILVER TECHNICAL SUPPORT SERVICE

Silver Technical Support includes:

   - Telephone Technical Support assistance is available from 8:00 a.m. to 5:00 p.m. Monday through Friday (holidays excluded) based on the local time zone of the assigned BackWeb Technical Support Center. The appropriate BackWeb Technical Support Center is assigned by BackWeb based on the geographical location of the customer.

   -  BACKWEB'S NORTH AMERICAN PRIORITY SUPPORT HOTLINE
      Telephone:  1-800-778-1949
      Email:  productsupport@backweb.com

   -  BACKWEB'S EUROPEAN PRIORITY SUPPORT HOTLINE
      Telephone:  +972-3-611-8826
      Email:  eurosupport@backweb.com

   - Web-based access to BackWeb Technical Support news, patches, Updates and programming examples is available through BackWeb's webpage at http://www.backweb.com/services/html/client_support.html

   -  Product Updates(1)

      -  Bug fixes

      -  General maintenance releases

      -  Minor and major new functionality releases, i.e. upgrades

      -  Documentation updates

   - BackWeb Knowledgebase access to information on Technical Support Frequently Asked Questions and customer feedback.

   -  Access to System Reports is initiated by the Customer

GOLD TECHNICAL SUPPORT SERVICE

Gold Technical Support includes:

   - All services included in the Silver-level Technical Support Service agreement.



---------------------------------
(1) "Update" refers to subsequent releases of the BackWeb software product, including, without limitation, bug fixes, error corrections and those new releases which BackWeb makes available for Program licensees at no additional license fee other than media and handling charges, provided the Customer has ordered Technical Support for such licenses for the relevant time period. Updates do not include any release, option, module or future product that BackWeb licenses separately.


3/28/02                                                 AGREEMENT # 2001-NA-JJ10

   - Paging capability on a 24-hour basis, from Monday to Friday (holidays excluded) based on the local time zone of the assigned Technical Support Center.

   - Quarterly System Reports describing the Customer's Technical Support status, delivered via email or mail. Such reports address the specific details of Customer's Technical Support issues. BackWeb includes in each report a summary list of all patches made available during the reporting period for the supported Program licenses.

PLATINUM TECHNICAL SUPPORT SERVICE

Platinum Technical Support includes:

   - All services included in the Silver-level Technical Support Service agreement.

   - All services included in the Gold-level Technical Support Service agreement.

   - Pager availability on a 24 hour basis each and every day of the week, including holidays.

TECHNICAL SUPPORT ENGINEERS

For the Technical Support Services levels specified above, the Support Center's Technical Support Engineers (TSEs) field incoming calls, email and fax messages. TSEs are responsible for:

   -  Coordinating the resolution of the problem

   - Verifying any reported error, including by obtaining additional information from Customer

   - Communicating to the Customer a resolution, or workaround, or supplying a bug fix, as appropriate

CUSTOMER SUPPORT IDENTIFICATION (CSID) NUMBER

Upon purchasing BackWeb Technical Support services, Customer receives a CSID Number. The CSID Number is essential for obtaining the Technical Support Services described in this document from BackWeb.

The CSID number identifies the Customer with respect to the following information:

   -  Company Name and Address

   -  Product Set and Version

   -  Technical Support Level

   -  Duration of Support Period

   -  Operating System

   -  Technical Contact Information

INFORMATION CUSTOMERS NEED WHEN CALLING SUPPORT

Before BackWeb can begin work on any problem, information on the nature and location of the problem is required. Whenever an error report or call is placed to the BackWeb Support Center, the following information should be provided:

   -  The Customer Support Identification (CSID) number

   -  The area code and phone number

   - The operating system (including version) on which BackWeb products are installed

   - The BackWeb product name and version number and build number that this call concerns.


3/28/02                                                 AGREEMENT # 2001-NA-JJ10

   -  Any program error messages associated with the problem

   -  A detailed description of the problem

   -  A status log, if applicable

PROBLEM RESOLUTION PROCEDURE

BackWeb categorizes reported errors as provided in the table below and responds to reported errors according to the schedule indicated. "Acknowledgment" means confirming receipt of a problem, verifying details, attempting to duplicate the problem, and confirming status to Customer. "Response" means providing Customer with an answer, a patch, or a resolution action plan. BackWeb is only responsible for providing support for the failure of a BackWeb product to materially conform to the functional specifications as set forth in the applicable product documentation.

     ACKNOWLEDGMENT     SILVER               GOLD                   PLATINUM
     GOAL
--------------------------------------------------------------------------------
   Priority 1           1 Business day       1 Business hour        1 hour
   Priority 2           2 Business days      2 Business hours       2 hours
   Priority 3           3 Business days      6 Business hours       6 hours
   Priority 4           3 Business days      2 Business days       24 hours

     RESOLUTION
     RESPONSE
--------------------------------------------------------------------------------
   Priority 1           3 Business days      2 Business day         2 days
   Priority 2           5 Business days      4 Business days        4 days
   Priority 3          10 Business days      8 Business days        7 days
   Priority 4          15 Business days     15 Business days       15 days


3/28/02                           Page 16              AGREEMENT # 2001-NA-JJ10

Priority Categories shall be defined as follows:

Priority 1   Critical: Production stop due to product or major feature failure or data corruption.
Priority 2   Serious: Major impact.  Major feature/product failure; inconvenient workaround or no workaround exists.
Priority 3   Minor:  Minor impact.  Minor feature/product failure, convenient workaround exists.
Priority 4   Informational:  Functionality does not match documented
             specifications.

A nonconformity is not considered an error if (a) the BackWeb product is combined or merged with any hardware or software not supported by BackWeb; or
(b) the error is caused by Customer's misuse or improper use of the BackWeb product; or (c) if the error cannot be reproduced in an unmodified version of the BackWeb product running on the applicable platform.

TECHNICAL CONTACTS

For each order for Technical Support services, the Customer must designate one primary and one backup employee ("Technical Contacts"), to serve as liaisons with BackWeb. The designated Technical Contact is the sole liaison between Customer and BackWeb for all software product support and shall be based at the customer's premises. To avoid interruptions in support services, customers must notify BackWeb whenever their Technical Contact responsibilities are transferred to another individual. The Customer will ensure that each Technical Contact is trained on BackWeb's products.

PRIOR VERSIONS

BackWeb provides support for a specific release or version of a BackWeb product for a minimum of six (6) months after BackWeb makes a subsequent release or version of such product available, as an Update or otherwise. At its sole discretion and control, BackWeb may replace specific components of the Programs with other components and BackWeb shall only provide Technical Support for the new components.

CUSTOM WORK

BackWeb Technical Support is offered for all officially released BackWeb products. Custom made applications, created by the customer and/or by BackWeb Professional Services, are not covered by this maintenance offering.

SUPPORT POLICY CHANGES

Technical Support services, including Updates, are provided by BackWeb, subject to the terms of the applicable written agreement between Customer and BackWeb, and if none, under BackWeb's standard Software License and Services Agreement in effect at the time Technical Support services are ordered. These Technical Support policies are BackWeb's current policies and are subject to change. BackWeb may inform Customer of any changes via publication on BackWeb's Technical Support webpages and such changes shall take effect after the then-current support period.

REINSTATEMENT FEES

In the event that BackWeb Technical Support services lapse, are not renewed or were never originally procured, a Reinstatement Fee shall be assessed upon re-commencement of Technical Support services equal to the amount of Silver-level Technical Support fees which would have been applicable during the period of lapse, calculated based on the current Technical Support fee in effect at the time Technical Support is ordered.


3/28/02                           Page 17              AGREEMENT # 2001-NA-JJ10

ADDITIONAL OFFERINGS

0     ON-SITE SUPPORT

Upon Customer's request and order, BackWeb provides the on-site services of BackWeb Engineers to assist in resolving technical support issues at the then current Professional Services rate.


1     SPECIAL REPORTS

At fees to be mutually agreed upon in writing, BackWeb will deliver monthly System Reports via email and/or hard copy. These reports include details specific to the customer's issues. BackWeb includes in each such report a summary list of all patches made available during the reporting period for the supported Program licenses.


All mentioned reports & knowledgebase-related items will be available starting June 2001.

BACKWEB TECHNICAL SUPPORT CENTERS

CANADA

2225 Sheppard Avenue East, Suite 1401
Toronto, Ontario M2J 5C2
Canada

ISRAEL

3 Abba Hillel Street
P.O. Box 3581
Ramat-Gan 52136
Israel


3/28/02                           Page 18              AGREEMENT # 2001-NA-JJ10

EXHIBIT D - PLATFORM REQUIREMENTS

  VERSION OF           GA FOR IBM        [*] SUPPORT      [*] SUPPORT     [*] SUPPORT
PROACTIVEPORTAL     RESELLER CHANNEL
    SERVER
  Version [*]              [*]               [*]              [*]             [*]
  Version [*]              [*]               [*]              [*]             [*]
  Version [*]              [*]               [*]              [*]             [*]
  Version [*]              [*]               [*]              [*]             [*]
  Version [*]             [*]**              [*]              [*]             [*]

*[*]                    ** targeted to coincide
                                with [*]

[*] CERTAIN INFORMATION ON THIS PAGE THAT IS MARKED BY "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


3/28/02                           Page 19              AGREEMENT # 2001-NA-JJ10